UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2010
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On September 27, 2010, HealthMarkets, Inc. (the “Company”) announced changes to its executive management team in connection with the hiring of Kenneth J. Fasola as the Company’s President and Chief Operating Officer, the details of which are further described below.
The Company announced that Phillip J. Hildebrand would be stepping down from his position as the Company’s President immediately and as the Company’s Chief Executive Officer upon the earlier of (i) another Company employee being appointed Chief Executive Officer and (ii) June 1, 2011. Mr. Hildebrand will continue to serve on the Company’s board of directors (the “Board”) and will be elected the Chairman of the Board for a one year term at such time as he ceases to serve as Chief Executive Officer.
Mr. Hildebrand entered into a transition agreement with the Company on September 27, 2010 (the “Transition Agreement”) which outlines the terms of his transition from Chief Executive Officer of the Company to Chairman of the Board. The material terms of the Transition Agreement are described below.
The Company also announced that Anurag Chandra is stepping down from his position as the Company’s Executive Vice President and Chief Operating Officer, effective September 27, 2010. Mr. Chandra will continue to be employed by the Company as an advisor through October 31, 2010, in order to assist with the transition of his responsibilities to Mr. Fasola.
The Company’s related press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
(c) On September 27, 2010, the Company announced that, effective immediately, Kenneth J. Fasola, 51, has been elected as a director and appointed President and Chief Operating Officer of the Company. According to the employment agreement Mr. Fasola entered into with the Company (as further described below), Mr. Fasola will also be appointed Chief Executive Officer of the Company no later than June 1, 2011.
Mr. Fasola has extensive successful experience in the health insurance industry, honing his skills over a 25-year career that includes senior executive roles with two of the nation’s leading health insurance carriers. From 1990 to 2002, Mr. Fasola served in a number of roles with Humana Inc., ending his initial tenure at Humana as the company’s Chief Operating Officer for Market Operations in 2002. In 2002, Mr. Fasola joined UnitedHealth Group as the Chief Operating Officer of United Healthcare and subsequently served in a number of senior executive positions, including Chief Executive Officer of United Healthcare’s Central Region and as National Sales Officer, ultimately rising to Chief Executive Officer for Secure Horizons (a division of UnitedHealth Group) before returning to Humana Inc. as a Vice President (responsible for Humana’s individual major medical, specialty and supplemental insurance operations) in October of 2009.

Mr. Fasola currently serves on the board of directors of Connextions, Inc., as well as the board of directors of Pensylvania State University, Schreyer Honors College. He is a graduate of Pennsylvania State University with a BS in Health Planning and Administration.
The Company’s related press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
(e) Employment Agreement with Kenneth J. Fasola
On September 24, 2010, the Company entered into an agreement with Mr. Fasola (the “Fasola Employment Agreement”) governing the terms of his initial employment and subsequently, as of no later than June 1, 2011, as the Company’s Chief Executive Officer.
The agreement is effective as of September 27, 2010 and has an initial term of three years. Thereafter, the agreement will automatically renew for successive one-year terms unless either party notifies the other that it does not wish to renew the agreement.
Mr. Fasola will initially receive an annual base salary of $700,000 and such annual base salary will be no less than $750,000 once he is appointed the Company’s Chief Executive Officer. With respect to the employment period beginning on September 27, 2010 and ending on December 31, 2010, Mr. Fasola will receive a guaranteed pro-rated annual bonus at target level, or $184,110. For the Company’s 2011 fiscal year and thereafter during the term of the agreement, Mr. Fasola will have a target bonus opportunity of 100% of his then current annual base salary and a maximum bonus opportunity of 200% of his then current annual base salary. With respect to the Company’s 2011 fiscal year, the annual bonus attributable to the portion of the year prior to Mr. Fasola being appointed Chief Executive Officer will be guaranteed at target level.
The Company has agreed to grant Mr. Fasola an option to purchase 375,000 shares of the Company’s Class A-1 common stock (“Shares”), as well as 200,000 restricted shares. The stock options granted to Mr. Fasola will vest in quarterly installments, through September 30, 2015, subject to the executive’s continued employment through the applicable vesting date (subject to earlier vesting in the case of certain qualifying terminations or a Change of Control (as defined in the Fasola Employment Agreement)) and, subject to the achievement of certain performance goals, the restricted shares granted to Mr. Fasola will vest on the same schedule as the stock options granted to him.
Mr. Fasola was also granted a $1 million sign-on bonus, $750,000 of which is to be paid in cash and the remaining $250,000 of which is to be awarded in Shares. In the event that Mr. Fasola’s employment is terminated by the Company for “Cause” (as defined in the Fasola Employment Agreement) or he resigns without “Good Reason” (as defined in the Fasola Employment Agreement) during the 18-month period following the start date, Mr. Fasola will be required to repay a pro-rated portion of his sign-on bonus awarded in cash. If Mr. Fasola’s employment is terminated by the Company for Cause or he resigns without Good Reason during the two-year period following the start date, the portion of Mr. Fasola’s sign-on bonus awarded in Shares will be acquired by the Company at no cost to the Company.

During the term of his agreement, Mr. Fasola will also be eligible to participate in the Company’s equity and any other incentive and deferred compensation plans and programs as well as any employee benefit plans and perquisite programs. In connection with Mr. Fasola’s commencement of employment with the Company, the Company agreed to provide him with relocation benefits pursuant to the Company’s relocation program and up to six months of temporary living expenses in the Dallas/Ft. Worth area.
Mr. Fasola has agreed to purchase, no more than 30 days after his start date, $375,000 in Shares at the “Fair Market Value” (as defined in the Fasola Employment Agreement) at the time the Shares are acquired. Mr. Fasola has also agreed to acquire an additional $375,000 in Shares, which will be acquired through the Company granting fifty percent of Mr. Fasola’s annual bonus in Shares until such time as he has met the $375,000 subsequent investment requirement. These Shares will be acquired based on the Fair Market Value on the date that the applicable annual bonus is paid. Mr. Fasola also has the right, but not the obligation, to make additional cash investments of up to $2.25 million in Shares at the then Fair Market Value of a Share (subject to certain restrictions).
If Mr. Fasola’s employment is terminated by the Company without Cause, by Mr. Fasola for Good Reason or due to Mr. Fasola’s death or “Disability” (as defined in the Fasola Employment Agreement), Mr. Fasola will be entitled to the following payments and benefits:
•	an amount equal to the sum of (i) one year of base salary and (ii) one times Mr. Fasola’s target bonus for the year of termination, payable in 12 equal monthly installments (or in a lump sum within 30 days following the date of his termination if the termination occurs within two years following a Change of Control);
•	if the termination occurs after the last day of the first quarter of any fiscal year, a pro-rata bonus, based upon the achievement of the applicable performance goals and the number of days Mr. Fasola was employed in the applicable performance period;
•	12 months of continued health and life insurance benefits;
•	the portion of any outstanding equity award which vests solely based on time/service that would have vested if Mr. Fasola had remained employed through the first anniversary of the date of termination will vest on the date of termination and all vested options will remain exercisable until the earlier of the expiration of the original term or the first anniversary of the date of termination; and
•	if Mr. Fasola’s employment is terminated without Cause or for Good Reason less than 18 months after his start date, he will be entitled to relocation back to Minneapolis Minnesota on the same terms as he was relocated to the Dallas/Ft. Worth area.
In addition, if Mr. Fasola’s employment is terminated without Cause or for Good Reason (i) after a definitive agreement is entered into which will result in a Change of Control (provided such agreement results in a Change of Control) or (ii) within six months prior to a Change of Control, each outstanding equity award will be treated as if it had fully vested as of the date of the Change of Control.

Upon a termination of Mr. Fasola’s employment for any reason other than by the Company for Cause or by Mr. Fasola without Good Reason prior to an initial public offering or a Change of Control, Mr. Fasola will have the right to sell Shares owned by him pursuant to his equity investment in the Company (including any Shares granted to Mr. Fasola as part of his annual bonus) to the Company based on the Fair Market Value of such equity at any time during the six-month period following the six month anniversary of his termination of employment. In addition, upon a termination of Mr. Fasola’s employment for any reason prior to an initial public offering or a Change of Control, the Company will have the right to purchase any Shares held by Mr. Fasola at Fair Market Value (except in the event of a termination by the Company for Cause, in which case the purchase price will be at the lower of the original cost of the Shares or Fair Market Value) at any time after the later of six months following (i) Mr. Fasola’s receipt of such Shares or (ii) termination of his employment.
In the event that Mr. Fasola becomes subject to any golden parachute excises taxes under Section 4999 of the Internal Revenue Code, he will be entitled to additional payments such that he is placed in the same after tax position as if no excise tax had been imposed, except that he will not receive the gross-up payment and the payments will be reduced if the aggregate payments that Mr. Fasola is entitled to receive exceeds by 10 percent or less the maximum amount he could receive without being subject to the excise tax.
While employed by the Company and for one year following his termination of employment, Mr. Fasola will be subject to certain non-competition and non-solicitation restrictions and will be subject to ongoing confidentiality restrictions. If Mr. Fasola breaches the non-compete, the non-solicitation or confidentiality covenants in the agreement, the Company will not be obligated to make additional payments of the cash severance or the pro-rata bonus and will not be obligated to provide Mr. Fasola and his eligible dependents with any continued health and life insurance benefits. Mr. Fasola will also be required to repay the Company any cash severance amounts or pro-rata bonus amounts previously paid to him
Transition Agreement with Phillip J. Hildebrand
Pursuant to the terms of the Transition Agreement, Mr. Hildebrand will continue to serve as the Company’s Chief Executive Officer until the earlier of (i) another employee of the Company being appointed Chief Executive Officer or (ii) June 1, 2011. Mr. Hildebrand will serve as Chairman of the Board for a one year term beginning on the date that his term as the Company’s Chief Executive Officer concludes.
Mr. Hildebrand will remain subject to the terms of his employment agreement with the Company, dated as of September 8, 2009 (the “Hildebrand Employment Agreement”) until he resigns as Chief Executive Officer of the Company. The compensation and benefits to be provided to Mr. Hildebrand following the resignation date that are set forth in the Transition Agreement (except with respect to compensation for his service as Chairman of the Board) are substantially similar to the severance provisions set forth in the Hildebrand Employment Agreement for a termination without “Cause” or a resignation with “Good Reason,” as each are defined in the Hildebrand Employment Agreement. As of his resignation date, Mr. Hildebrand will, subject to his execution and non-revocation of a release of claims against the Company, be entitled to:
•	$2.8 million, payable in equal installments over the one-year period following his resignation date (this is equal to one year of annual base salary and one times his annual target bonus amount);
•	a full payment of his retention payment of $1 million on the earlier of December 31, 2010 (the current vesting and payment date) and the date that Mr. Hildebrand resigns as Chief Executive Officer of the Company;

•	an amount equal to the bonus that would have been paid to Mr. Hildebrand with respect to the Company’s 2010 fiscal year had he remained employed through the date on which bonuses are paid to senior executives of the Company generally based on the achievement of the applicable performance goals;
•	a pro-rata bonus for the Company’s 2011 fiscal year based on his target bonus amount and the number of days of service as Chief Executive Officer during the Company’s 2011 fiscal year;
•	vesting of the unvested portions of Mr. Hildebrand’s Initial LTIP Award and 2009 LTIP Award (as each are defined in the Hildebrand Employment Agreement);
•	12 months of continued health and life insurance benefits;
•	payment of $75,000 for relocation benefits;
•	continued use of the corporate membership in the club previously designated by Mr. Hildebrand until the earlier of (i) the divestiture or cancellation of the club membership and (ii) the first anniversary of the resignation date; and
•	the number of unvested stock options and restricted shares that would have vested between the resignation date and June 4, 2012 will vest on the resignation date and all vested outstanding stock options will remain exercisable until the earlier of the first anniversary of the resignation date or the expiration of the original term of the stock options. All of Mr. Hildebrand’s outstanding unvested equity awards as of the resignation date that do not vest in connection with Mr. Hildebrand’s resignation will be forfeited on the resignation date.
Mr. Hildebrand also maintains the put rights and the Company maintains the call rights with respect to Mr. Hildebrand’s Shares that are set forth in the Hildebrand Employment Agreement.
During Mr. Hildebrand’s one year term as Chairman of the Board, he will receive an annual retainer of (i) $100,000 for his service as a member of the Board, (ii) $50,000 for his service as Chairman of the Board and (iii) $25,000 for each of the committee(s) of the Board that Mr. Hildebrand serves on. Mr. Hildebrand will also be eligible for any benefits generally provided to members of the Board.
The Transition Agreement also provides that Mr. Hildebrand will, during his term as Chairman of the Board and for one year following the end of his service in such role, be subject to certain non-competition and non-solicitation restrictions, as well as ongoing confidentiality and non-disparagement restrictions. If Mr. Hildebrand breaches the non-compete, the non-solicitation or confidentiality covenants in the agreement, the Company will not be obligated to make additional payments of the cash severance or the pro-rata bonus and will not be obligated to provide Mr. Hildebrand and his eligible dependents with any continued health and life insurance benefits. Mr. Hildebrand will also be required to repay the Company for any cash severance amounts or pro-rata bonus amounts previously paid to him.

The foregoing summaries are qualified in their entirety by reference to the Fasola Employment Agreement, the nonqualified stock option agreement, the restricted share agreement, the form of subscription agreement and the Transition Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Agreement, effective as of September 24, 2010, between HealthMarkets, Inc. and Kenneth Fasola.

10.2	Nonqualified Stock Option Agreement, effective as of September 27, 2010, between HealthMarkets, Inc. and Kenneth Fasola.

10.3	Restricted Share Agreement, effective as of September 27, 2010, between HealthMarkets, Inc. and Kenneth Fasola.

10.4	Form of Subscription Agreement between HealthMarkets, Inc. and Kenneth Fasola

10.5	Transition Agreement, effective as of September 27, 2010, between HealthMarkets, Inc. and Phillip J. Hildebrand.

99.1	Press release issued by HealthMarkets, Inc. on September 27, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ B. Curtis Westen
	Name:	B. Curtis Westen
	Title:	Executive Vice President & General Counsel

Date: September 29, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Employment Agreement, effective as of September 24, 2010, between HealthMarkets, Inc. and Kenneth Fasola.

10.2	Nonqualified Stock Option Agreement, effective as of September 27, 2010, between HealthMarkets, Inc. and Kenneth Fasola.

10.3	Restricted Share Agreement, effective as of September 27, 2010, between HealthMarkets, Inc. and Kenneth Fasola.

10.4	Form of Subscription Agreement between HealthMarkets, Inc. and Kenneth Fasola

10.5	Transition Agreement, effective as of September 27, 2010, between HealthMarkets, Inc. and Phillip J. Hildebrand.

99.1	Press release issued by HealthMarkets, Inc. on September 27, 2010.